SIXTEENTH AMENDMENT OF
AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Sixteenth Amendment of the Amended and Restated Participation Agreement (the "Amendment") is made and entered into as of this 23rd day of March, 2012, by and between and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts ("Union Bank") and National Education Loan Network, Inc., a Nevada corporation ("Nelnet").

WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June 1, 2001, as amended (the "Agreement"), and the parties hereto wish to amend the Agreement under the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions. Unless otherwise expressly stated herein, capitalized terms in this Amendment shall have the same meanings given to them in the Agreement.

2. Change in Definition of Nelnet's Fee. For purposes of Section 1.03 of the Agreement, Nelnet's Fee shall be defined to equal the difference between (i) the total of interest and other income received with respect to such Eligible Loans contained in a participation certificate, less (ii) 30 basis points (0.30%) above 1 month London Inter Bank Offered Rate (LIBOR) for United States dollars in effect for each of the days in such quarter for each of the days in the relevant calendar quarter as compiled and released by the British Bankers Association, multiplied by the average aggregate principal balance of all Eligible Loans participated under the Agreement. Payments shall be distributed on a monthly basis, on the first business day of each month. Such fee shall apply to Eligible Loans and shall also apply in the same manner to participations of asset backed securities backed by Eligible Loans.

3. Effect of Amendment. This Amendment shall be effective as of April 1, 2012. Unless expressly modified or amended by this Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.

Union Bank and Trust Company	National Education Loan Network, Inc.
By: [signature]	By: [signature]
Title: EVP	Title: AVP